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                                  EXHIBIT 99.11


               Key Employee Incentive Stock Option Grant Agreement


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                                DELTAPOINT, INC.

                       KEY EMPLOYEE INCENTIVE STOCK OPTION
                                 GRANT AGREEMENT

          THIS AGREEMENT is made on _____________, 19___ (the "Option Date"), between DELTAPOINT, INC., a California corporation (hereinafter called the "Company"), and (HEREINAFTER CALLED THE "EMPLOYEE").

          The Board of Directors of the Company has determined that it is to the advantage and interest of the Company and its shareholders to grant the option herein to the Employee as an inducement to remain in the service of the Company and as an incentive for increased effort during such service.

          In consideration of the mutual covenants contained in this contract, and subject to all of the terms and conditions of the 1990 KEY EMPLOYEE INCENTIVE STOCK OPTION PLAN, (hereinafter called the "Plan") the parties agree as follows:

     1. GRANT OF OPTION. The Company grants to the Employee, subject to approval by its Board of Directors, the right and option to purchase from it, on the terms and conditions following, all or part of an aggregate of WORD SHARES (NUMBER SHARES) common shares of the Company. The purchase price shall be WORD DOLLARS (NUMBER DOLLARS) per share which is the fair market value of the Company's common shares on the date of this Agreement.

          The option to purchase _________ (___) shares of the Company's stock will vest in the Employee on (DATE ONE (1) YEAR AFTER THE GRANT DATE). The option for another ________ (___) shares of the Company's stock will vest in the Employee every month thereafter, with the final installment vesting on (DATE FOUR (4) YEARS FROM INITIAL GRANT OF OPTIONS). None of the above described options will vest unless the Employee has been continuously employed by the Company through the day upon which the option vests.

     2. METHOD OF EXERCISE. The Option granted under this Agreement shall be exercisable from time to time as provided above, by the payment in cash (or with stock of the Company) to the Company of the purchase price of the shares which the Employee elects to purchase.

          The Company shall not be required to issue or transfer any certificate or certificates for shares of the Company purchased upon exercise of the Option granted under this Agreement until all then applicable requirements of law have been met. If the Company cannot legally issue or transfer the optioned shares, the Employee shall then only be entitled to a refund of the purchase price on those shares not issued or transferred because of government laws or regulations, as Employee's sole remedy.



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     3.   RIGHT OF REPURCHASE.

          3.1 REPURCHASE OF STOCK. If the Employee leaves the employ of the Company for any reason, the Company has the right to purchase from the Employee all or any portion of his or her shares in the Company, at their fair market value on the last day of his or her employment. This right shall remain in force until the earlier of six (6) months after the Employee's last day of employment or the Company's initial public offering of its stock. The fair market value of each share owned by the Employee will be determined by the Board of Directors in good faith, using generally accepted principles of valuation. The determination of the fair market value will be made without the vote of any interested departing Director/Employee. If there is any dispute concerning the Board's fair market value determination, the Employee and the Company shall submit to binding arbitration as the sole and exclusive remedy under the following rules:

               3.1.1 The Employee shall have ten (10) days following the receipt of written notification of the Board' proposed fair market value for the shares to deliver a written demand to arbitrate the repurchase price to the Board.

               3.1.2 The Employee shall determine, in good faith, what he or she believes the proper value of the shares to be, and each party shall explain in writing how it arrived at its valuation. These two valuations and explanations shall be provided to the arbitrator(s) who shall be required to pick one or the other. The only power of the arbitrator(s) shall be to pick the value proposed by one of the parties, and no other price may be used.

               3.1.3 If the parties are able to agree on a single CPA to act as arbitrator, that person shall be used.

               3.1.4 If the parties are not able to agree on a single arbitrator within ten (10) days after the Employee's demand for arbitration, each party shall appoint its own arbitrator, who shall be a CPA.

               3.1.5 If two (2) arbitrators are unable to reach a decision within ten (10) days, they shall appoint a third arbitrator, who shall also be a CPA, and the three-arbitrator panel shall render a decision by majority vote within ten (10) days of the appointment of the third arbitrator.

               3.1.6 If any party fails to appoint a required arbitrator, the other party's arbitrator may proceed on his or her own. The party whose share price is not selected shall promptly pay the fees of the arbitrator(s).

          3.2 RESTRICTION ON TRANSFER OF SHARES. No transfers of any shares in the Company shall be permitted during any lock-up period required in connection with the Company's initial public offering of its stock.

          3.3 REPURCHASE OF OPTIONS. In addition, if the Employee leaves the employ of the Company for any reason, the Company has the right to purchase any unexercised options that

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have previously vested in the Employee at their fair market value.  The fair market value of the options will equal the fair market value of the stock that the options represent (determined in accordance with Subparagraph 3.1) minus the exercise price of said options ($_________) each. Because the Employee has paid nothing for these unexercised vested options, the Company will give him or her a three (3) year note, bearing interest at the then existing applicable federal rate (AFR), in the amount of their fair market value as above determined.

          3.4 EXERCISE ______ OPTIONS. If the Employee leaves the employ of the Company for any reason ___________________ to the Company's rights of repurchase in Subparagraphs 3.1 and 3.2, _________ Employee will have sixty (60) days to exercise all those options which have vested __________ her prior to that date. Any options that vested in the Employee prior to ___________ the Employee was employed by the Employer, and that are not exercised by _____ Employee within the above-mentioned sixty (60) day period, will be forfeited by ___________ Employee.

          3.5 FORFEITURE ___________NS. If the Employee leaves the employ of the Company, he or she will _____________ to all options that have not vested prior to the last date that he or she is employed by the Company, and the Company has no obligation to compensate him or her for them.

          3.6 TERMINAL DATE. In all events, all options for the Company stock must be exercised not later than 11:59 P.M. on _____________ [date 10 years from Agreement date] (hereinafter referred to as the "Terminal Date"). If the Employee has not exercised the option to purchase the full number of shares to which the Employee is entitled, the Employee may purchase those remaining shares on any date through and including the Terminal Date, so long as this Option is in force, and all conditions and restrictions set out elsewhere in this Agreement are met. No partial exercise of such Option may be for less than ten
(10) full shares. In no event shall the Company be required to issue fractional shares to the Employee.

     4. TERMINATION OF OPTION. The Option and all rights granted by this Agreement, to the extent those rights have not been exercised or terminated pursuant to the provisions of this Agreement, will terminate and become null and void on the Terminal Date or sixty (60) days after the Employee ceases to be in the continuous employ of the Company whether by resignation, retirement, dismissal, or otherwise, whichever first occurs. However, the number of shares the Employee is entitled to purchase shall be determined as of the last day he or she is employed by Company or as of the Terminal Date, whichever first occurs. (For purposes of this Agreement, employment by the Company shall include employment by any foreign or domestic subsidiary.)

               If the Employee dies while employed by the Company, the person or persons to whom his or her rights under the Option shall pass, whether by will or by the applicable laws of descent and distribution, may exercise such Option to the extent the Employee was entitled to exercise it on the date of his or her death, for a period of one (1) year following such death, but in no event later than the Terminal Date. Likewise, if an Employee holding an otherwise valid Option ceases to be an Employee as a result of being disabled within the meaning of I.R.C.





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Section 105(d)(4), he or she may exercise such Option (to the extent that installments have vested and remain unexercised on the date of the Employee's becoming disabled) within one (1) year of his or her ceasing to be an Employee, subject to the same limitations as in the case of death.

          Notwithstanding anything in this Agreement to the contrary, the Option and all rights granted by this Agreement shall in all events terminate and become null and void on the Terminal Date.

     5. LIMITATION UPON TRANSFER. During the lifetime of the Employee the Option and all rights granted in this Agreement shall be exercisable only by the Employee, and except as Paragraph 4 otherwise provides, the Option and all rights granted under this Agreement shall not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment, or similar process. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of such Option or of such rights contrary to the provisions in this Agreement, or upon the levy of any attachment or similar process upon such Option or such rights, such Option and such rights shall immediately become null and void.

     6. CONDITION OF EMPLOYMENT. Subject to the provisions of Paragraph 4 above, in order to be entitled to exercise the Option granted under this Agreement, the Employee must have been continuously employed by the Company for at least one (1) year prior to the date of grant and must remain in the continuous employ of the Company for the period from the date upon which this Option is granted until it is exercised.

     7. SHARES AS INVESTMENT. By accepting this Option, the Employee acknowledges for himself or herself, his or her heirs, and legatees that any and all shares purchased under this Agreement shall be acquired for investment and not for distribution, as that term is used in the Securities Act of 1933, as amended, and the Employee agrees to sign a certificate to such effect at the time of exercising the Option. Unless legal counsel to the Company determines that such distribution is in compliance with or exempt from the registration and prospectus requirements of that Act, the Employee agrees not to sell or otherwise transfer such shares. The Employee further acknowledges and understands that the shares purchased upon exercise of this Option must be held indefinitely unless they are subsequently registered under the Securities Act of 1933 or an exemption from such registration is available. The Employee understands that the certificate evidencing the shares will be imprinted with the following legend:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933. These shares have been acquired for investment and not with a view to distribution or resale, and may not be mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such shares under the Securities Act of 1933, or an opinion of legal counsel satisfactory to the corporation that registration is not required under this Act."



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          The employee acknowledges and understands that he or she must bear the economic risk associated with the purchase of the shares for an indefinite period of time because the shares have not been registered under the securities act of 1933 and, therefore, cannot be sold unless they are so registered or an exemption from registration is available with respect to any proposed sale or transfer.

          In the event that the employee disposes (whether by sale, exchange, gift, or any other transfer) of any shares acquired pursuant to the exercise of the option granted hereunder, within twelve (12) months after the transfer of such shares to him or her upon his or her exercise of such option, or within twenty-four (24) months of the grant of this option, he or she will notify the company in writing within thirty (30) days after such disposition.

     8. RECLASSIFICATION, CONSOLIDATION, OR MERGER. In the event of any change in the common shares of the Company subject to the Option granted hereunder, through merger, consolidation, reorganization, recapitalization, stock split, stock dividend, or other change in the Company's corporate structure, appropriate adjustment shall be made by the Company in the number of shares subject to such option and the price per share, as provided in the Plan. Upon the dissolution or liquidation of the Company other than in connection with a transaction herein described, the Option granted under this Agreement shall terminate and become null and void, but the Employee shall have the right immediately prior to such dissolution or liquidation to exercise the Option granted hereunder to the full extent not before exercised.

     9. RIGHT AS SHAREHOLDER. Neither the Employee nor his or her executor, administrator, heirs, or legatees, shall be or have any rights or privileges of a shareholder of the Company in respect of the shares transferable upon exercise of the option granted under this Agreement, unless and until certificates representing such shares shall have been endorsed, transferred, and delivered and the transferee has caused his or her name to be entered as the shareholder of record on the books of the Company.

     10. NOTICES. Any notice to be given under the terms of this Agreement shall be addressed to the Company in care of its Secretary at its principal place of business, and any notice to be given to the Employee shall be addressed to him or her at his or her home address last shown on Company records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as herein required, certified and deposited (postage and certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

     10.  ARBITRATION.

          11.1 Except for the right of either party to apply to a court of competent jurisdiction for a Temporary Restraining Order, a Preliminary Injunction or other equitable relief to preserve the status quo or prevent irreparable harm pending the selection and confirmation of the arbitrator(s), any controversy or claim arising out of, relating to, or connected with this Agreement, or the breach thereof, shall be settled by binding arbitration in accordance with the

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Commercial Arbitration Rules of the American Arbitration Association, and
judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitrator(s) shall have no authority to award punitive or consequential damages, and are required to follow the law selected in this Agreement. Any arbitration under this Agreement shall be administered exclusively by the San Francisco Regional Office of the American Arbitration Association, or in the event that office is unable to act, by the closest available regional office to Monterey, California. The arbitration shall be held in the County of Monterey, California.

          11.2 The arbitrator(s) shall have the authority to permit discovery, to the extent deemed appropriate by the arbitrator(s), upon request of a party. The arbitrator(s) shall have no power or authority to add to or detract from the agreements of the parties, and the cost of the arbitration shall be borne equally. However, the arbitrator(s) shall have the discretion to charge the costs of the arbitration, together with reasonable attorney's fees, to the substantially losing party. The arbitrator(s) shall have the authority to grant injunctive relief in a form substantially similar to that which would otherwise be granted by a court of law.

     12. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any authorized successors and assigns of the Employee.

          IN WITNESS WHEREOF, the Company has caused these presents to be executed on its behalf by its President and the Employee has executed and returned to the Company a copy hereof, retaining an original for himself or herself.

                              DELTAPOINT, INC.



                              By:-----------------------------------------------
                                   Raymond R. Kingman, Jr., President







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                                 ACKNOWLEDGEMENT

          Optionee acknowledges receipt of a copy of the Plan, a copy of which was included herewith, and represents that Optionee is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all the terms and provisions thereof. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors upon any questions arising under the Plan. Optionee authorizes the Company to withhold, in accordance with applicable law, from any compensation payable to him or her all taxes, if any, required to be withheld under federal, state or local law as a result of the exercise of this Option or early disposition of shares acquired through the exercise of this Option.


Dated:_______________________      _________________________________________
                                   Employee
                                   Employee/Optionee






                                CONSENT OF SPOUSE

          As the undersigned spouse of ______________________, I hereby agree to have our community or joint interest bound by this Agreement and all amendments thereto, and further agree to all subsequent amendments and valuations without further notice to me.



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